Exhibit 15.1

200120 86-21-51150298 86-21-51150398	, P.R.China
源泰律师事务所 YUAN TAI LAW OFFICES
中国上海浦东新区浦东南路256号华夏银行大厦14楼 邮编：200120 电话：86-21-51150298 传真：86-21-51150398	14/F,Huaxia Bank Plaza,256 South Pudong Road Pu Dong New Area Shanghai 200120, P.R.China Tel: 86-21-51150298 Fax: 86-21-51150398

Date: January 31, 2025

Dear Sirs or Madams,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this consent only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan).

We, Yuan Tai Law Offices, consent to the reference to our firm under the mentions of “PRC Counsel” in connection with the annual report on Form 20-F of TIAN RUIXIANG Holdings Ltd (the “Company”) for the fiscal year ended October 31, 2024, including all amendments or supplements thereto (the “Annual Report”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 31, 2025.

We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Yours faithfully,

For and on behalf of

Yuan Tai Law Offices

/s/ Shao Jun

Name: Shao Jun
Designation: Partner